# Invest in a company you know



MGE
ENERGY

## A company where investors have found long-term value

MGE Energy is built on the solid financial performance of its primary asset, Madison Gas and Electric (MGE). Standard & Poor's ranks MGE's bond rating the best of all combination gas and electric utilities in the nation. Learn more about the MGE Energy Direct Stock Purchase and Dividend Reinvestment Plan by requesting and reading the prospectus. For investment information:

- **Visit mgeenergy.com.**
- **Return this form with your bill payment.**
- **Call 252-4744 or 1-800-356-6423.**

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We, MGE Energy, Inc., have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents we have filed with the SEC for more complete information about us and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at *www.sec.gov*. Alternatively, you may obtain a copy of the prospectus from us by calling 252-4744 (from Madison, Wisconsin) or 1-800-356-6423 (within Continental United States).

GS1218-1 03/22/2006